                                                                    Exhibit 10.7

                                  OFFICE LEASE

                               500 SANSOME STREET
                        SAN FRANCISCO, CALIFORNIA 94111

                          Lessor: BPG SANSOME, L.L.C.,
                      a Delaware limited liability company

                                       and

                           Lessee: PLUMTREE SOFTWARE,
                            a California corporation

                              Dated: April 7, 1999

                              500 SANSOME STREET

                      SUMMARY OF BASIC LEASE INFORMATION

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease ("Office Lease")(this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the "Project" (as that term is defined in the Office Lease) located at 500 Sansome Street, San Francisco, California 94111. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

         TERMS OF LEASE            DESCRIPTION
         --------------            -----------
         (References are to the Office Lease)

1.   Date:                         April 7, 1999

2.   Lessor:                       BPG SANSOME, L.L.C.,
                                   a Delaware limited liability company

3.   Address of Lessor:            100 First Street, Suite 2200
                                   San Francisco, California 94105
                                   Attention: Richard J. Johnson

4.   Lessee:                       PLUMTREE SOFTWARE,
                                   a California corporation

5.   Address of Lessee:            500 Sansome Street
                                   Suite 100
                                   San Francisco, California 94111
                                   Attention:_____________________
6.   Building; Premises
     (Article 1)

     6.1 Building:                 142,065 rentable square feet of office space.
                                   500 Sansome Street
                                   San Francisco, California 94111

     6.2 Premises:                 Approximately 15,668 rentable square feet of
                                   space located on the 1st floor and mezzanine of the Project as set forth in Exhibit A attached hereto.

7.   Term (Article 3):

     7.1 Lease Term:               Thirty-six (36) months.

      7.2   Lease Commencement Date:       The earlier of (i) the date Lessee
                                           occupies the Premises, and (ii)
                                           June 1, 1999.

      7.3   Lease Expiration Date:         The last day of the 36th calendar
                                           month following the month in which
                                           the Lease Commencement Date occurs.

8.    Base Rent (Article 4):

                                                        Annual Rental
                 Lease    Annual         Monthly        Rate per Rentable
                 Months   Base Rent      Installment    Square Foot
                 -------  ---------      -----------    -----------------

                  1-18    $595,384.00    $49,615.33     $38.00

                 19-36    $611,052.00    $50,921.00     $39.00


As used in this Lease, "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term.

9.    Additional Rent (Article 4)

      9.1 Base Year:                       Calendar year 1999.

      9.2 Lessee's Percentage Share of
          Basic Costs:                     Approximately 11.03%

10.   Security Deposit (Article 4):        $148,846.00, to be reduced during the
                                           Term as provided in Article 4.

11.   Brokers (Section 20.15):             Lessor Agent:

                                           Barker Pacific Group, Inc.
                                           100 First Street, Suite 2200
                                           San Francisco, California 94105

                                           and

                                           Lessee Agent:

                                           Steven A. Anderson
                                           The CAC Group
                                           255 California Street, 2nd Floor
                                           San Francisco, CA 94111

12.   Use                                  General Office

13.  Tenant Improvement Allowance             Provided that Lessee is not in
                                              default hereunder, Lessor shall
                                              pay to Lessee a tenant improvement
                                              allowance in the amount of $4.00
                                              per rentable square foot of the
                                              Premises, payable upon Lessee's
                                              move-in and occupancy of the
                                              Premises for the costs of
                                              painting, carpeting, cabling, or
                                              otherwise improving the Premises
                                              as Tenant may deem appropriate.

The foregoing terms of this Summary are hereby agreed to by Lessor and Lessee.

"LESSOR":

BPG SANSOME, L.L.C.,
a Delaware limited liability company

By:  BPG PARTNERS, LLC,
     Managing Member

     By:  /s/ Richard J. Johnson
          RICHARD J. JOHNSON
          Manager


"LESSEE":

PLUMTREE SOFTWARE
a California corporation

By:  /s/ John Kunze
     ------------------------

Its: CEO
     ------------------------

                                    EXHIBITS


ARTICLE 1

PROJECT, BUILDING AND PREMISES
  1.1    Project, Building and Premises .................................      1
  1.2    Condition of the Premises ......................................      1
  1.3    Common Areas ...................................................      1
  1.4    Lessor's Reserved Rights in Premises and Common Areas ..........      2
  1.5    Rentable Area ..................................................      2
  1.6    Lessee's Percentage Share ......................................      2

ARTICLE 2

PLANS AND CONSTRUCTION ..................................................      3

ARTICLE 3

TERM; USE; COMPLIANCE WITH LAWS .........................................      3
  3.1    Commencement of Term ...........................................      3
  3.2    General Use and Compliance with Laws ...........................      3

ARTICLE 4

RENT ....................................................................      4
   4.1  Rent ............................................................      4
        (a) Base Rent ...................................................      4
        (b) Expense Rent ................................................      4
   4.2  Rent Adjustment .................................................      4
        (a) Base Rent Adjustment ........................................      4
        (b) Expense Rent Adjustment .....................................      4
   4.3  Definitions .....................................................      5
   4.4  Basic Costs .....................................................      5
   4.5  Monthly Rent Payments ...........................................      7
   4.6  Additional Rent .................................................      7
   4.7  No Deduction or Offset ..........................................      7
   4.8  Late Payment and Interest .......................................      7
   4.9  Security Deposit ................................................      8
   4.10 Prepaid Rent ....................................................      8

ARTICLE 5

SERVICES AND UTILITIES ..................................................      8
  5.1    Basic Services .................................................      8
  5.2    Over Standard Use ..............................................      9
  5.3    Interruption of Use ............................................      9
  5.4    Additional Services ............................................     10
  5.5    Keys and Locks .................................................     10

ARTICLE 6

REPAIRS .................................................................     10

ARTICLE 7

ADDITIONS AND ALTERATIONS ...............................................     11
  7.1    Lessor's Consent to Alterations ................................     11
  7.2    Manner of Construction .........................................     11
  7.3    Payment for Improvements .......................................     11
  7.4    Lessor's Property and Fixtures .................................     12

ARTICLE 8

COVENANT AGAINST LIENS ..................................................     12

ARTICLE 9

INSURANCE ...............................................................     13

  9.1    Lessor Coverage: All Risk ......................................     13
  9.2    Lessee Coverage ................................................     13
         (a) All Risk Insurance .........................................     13
         (b) General Liability ..........................................     13
         (c) Workers' Compensation ......................................     13
  9.3    General Insurance Requirements .................................     13
         (a) Requirements ...............................................     13
         (b) Lessee's Use ...............................................     14
         (c) Waiver of Subrogation ......................................     14
  9.4    Indemnification and Waiver .....................................     15

ARTICLE 10

DAMAGE AND DESTRUCTION ..................................................     15
  10.1   Repair of Damage to Premises by Lessor .........................     15
  10.2   Lessor's Option to Repair ......................................     16
  10.3   Waiver of Statutory Provisions .................................     16

ARTICLE 11

NON-WAIVER ..............................................................     16

ARTICLE 12

EMINENT DOMAIN ..........................................................     17
  12.1   Condemnation and Loss or Damage ................................     17
  12.2   Temporary Taking ...............................................     17
  12.3   Total Taking ...................................................     17

ARTICLE 13

ASSIGNMENT AND SUBLETTING ...............................................     17
  13.1   Transfers ......................................................     17

  13.2   Lessor's Consent ...............................................     18
  13.3   Lessor's Option as to Subject Space ............................     19
  13.4   Transfer Premium ...............................................     19
  13.5   Effect of Transfer .............................................     20
  13.6   Additional Transfers ...........................................     20

ARTICLE 14

SURRENDER OF PREMISES; OWNERSHIP
AND REMOVAL OF TRADE FIXTURES ...........................................     20
  14.1   Surrender of Premises ..........................................     20
  14.2   Removal of Lessee's Property by Lessee .........................     21

ARTICLE 15

HOLDING OVER ............................................................     21

ARTICLE 16

ESTOPPEL, ATTORNMENT AND SUBORDINATION ..................................     21
  16.1   Estoppel Certificate ...........................................     21
  16.2   Subordination ..................................................     21

ARTICLE 17

DEFAULTS; REMEDIES ......................................................     22
  17.1   Events of Default ..............................................     22
         (a) Payment ....................................................     22
         (b) Performance ................................................     22
         (c) Assignment .................................................     22
         (d) Bankruptcy .................................................     22
         (e) Receivership ...............................................     22
         (f) Insolvency or Dissolution ..................................     23
         (g) Attachment .................................................     23
  17.2   Lessor's Remedies ..............................................     23
         (a) Continuation of Lease ......................................     23
         (b) Termination ................................................     23
         (c) Possession .................................................     23
         (d) Recovery ...................................................     23
         (e) Receivership ...............................................     24
         (f) Additional Remedies ........................................     24
         (g) Other Breaches .............................................     24
         (h) Cumulative .................................................     24
         (i) No Waiver ..................................................     24

ARTICLE 18

GRAPHICS ................................................................     25
  18.1   General ........................................................     25
  18.2   Building Directory .............................................     25
  18.3   Prohibited Signage and Other Items .............................     25

ARTICLE 19

  LESSOR'S RIGHT TO CURE DEFAULT; PAYMENTS BY LESSEE ....................     25
  19.1   Lessor's Cure ..................................................     25
  19.2   Lessee's Reimbursement .........................................     25

ARTICLE 20

MISCELLANEOUS PROVISIONS ................................................     26
  20.1   Terms ..........................................................     26
  20.2   Binding Effect .................................................     26
  20.3   Easements ......................................................     26
  20.4   No Light; Air or View Easement .................................     26
  20.5   Authorization ..................................................     26
  20.6   Accord and Satisfaction ........................................     26
  20.7   Peaceful Enjoyment .............................................     26
  20.8   Limitation of Lessor's Liability ...............................     27
  20.9   Time, Calendar Year; Calendar Days .............................     27
  20.10  Severability ...................................................     27
  20.11  Applicable Law .................................................     27
  20.12  Submission of Lease ............................................     27
  20.13  Rules and Regulations ..........................................     27
  20.14  No Nuisance ....................................................     27
  20.15  Broker .........................................................     27
  20.16  Modification for Lender ........................................     28
  20.17  Recording ......................................................     28
  20.18  No Merger ......................................................     28
  20.19  Amendment ......................................................     28
  20.20  Financial Statements ...........................................     28
  20.21  Relocation .....................................................     28
  20.22  Entry ..........................................................     28
  20.23  Financing ......................................................     29
  20.24  Hazardous Substances; Indemnification ..........................     29
  20.25  No Warranty ....................................................     30
  20.26  Entire Agreement ...............................................     30
  20.27  Force Majeure ..................................................     30
  20.28  Waiver of Redemption ...........................................     30
  20.29  Joint and Several ..............................................     30
  20.30  Notices ........................................................     30
  20.31  Attorneys' Fees ................................................     31
  20.32  Independent Covenants ..........................................     31
  20.33  Project Name and Signage .......................................     31
  20.34  Transportation Management ......................................     31
  20.35  No Discrimination ..............................................     31
  20.36  Termination of Prior Lease .....................................     32


A. OUTLINE OF FLOOR PLAN OF PREMISES
B. LEGAL DESCRIPTION
C. WORK LETTER

D. NOTICE OF LEASE TERM DATES
E. RULES AND REGULATIONS
F. FORM OF LESSEE ESTOPPEL CERTIFICATE

                               500 SANSOME STREET

                                  OFFICE LEASE
                                  ------------


This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Article 1 of the Summary, is made by and between BPG SANSOME, L.L.C., a Delaware limited liability company ("Lessor"), and PLUMTREE SOFFWARE, a California corporation ("Lessee").

                                    ARTICLE 1

                         PROJECT, BUILDING AND PREMISES

     1.1 Project, Building and Premises. Upon and subject to the terms,
         ------------------------------
covenants and conditions hereinafter set forth in this Lease, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the premises set forth in
Article 6 of the Summary (the "Premises"), which Premises are located in the "Project" (as that term is defined in this Section 1.1). The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto and made a part hereof. The Premises are a part of the office building located at 500 Sansome Street, San Francisco, California 94111. The land on which the office building is located is more particularly described in Exhibit B attached hereto and made a part hereof. The office building (the "Building"), land and other improvements surrounding the Building which are designated from time to time by Lessor as common areas appurtenant to or servicing the Building and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Project." Lessee is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Project; provided, however, that the manner in which such public and common areas are maintained and operated shall be at the sole discretion of Lessor and the use thereof shall be subject to such rules, regulations and restrictions as Lessor may make from time to time. Lessor reserves the right to make alterations or additions to or to change the location of elements of the Project and the common areas thereof.

     1.2 Condition of the Premises. Except as specifically set forth in this
         -------------------------
Lease and in the Work Letter attached hereto as Exhibit C and made a part hereof (the "Work Letter"), Lessor shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Lessee also acknowledges that Lessor has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Work Letter.

     1.3 Common Areas. Appurtenant to the Premises and subject to reasonable
         ------------
rules and regulations from time to time made by Lessor of which Lessee is given notice, Lessee shall have the right to the use of the following common areas ("Project Common Areas"):

         (a) Building Common Area. The common stairways, corridors and
             --------------------
access-ways vending or mail areas, lobbies and foyers, entrances, stairs, elevators, restrooms, janitorial, telephone, mechanical and electrical rooms and any passageways thereto, and the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises.

         (b) Land Common Area. The common walkways and sidewalks necessary for
             ----------------
access to the Project. Lessee's acceptance of the Premises shall constitute an acknowledgment and acceptance of the various temporary inconveniences that may be associated with the use of the Project Common Areas.

     1.4 Lessor's Reserved Rights in Premises and Common Areas. Lessor reserves
         -----------------------------------------------------
the right from time to time:

         (a) Building Changes. To install, use, maintain, repair and replace
             ----------------
pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment in the Premises which are so located or located elsewhere outside the Premises.

         (b) Boundary Changes. To change the lines of the lot on which the
             ----------------
Project stands (the "Lot") and make other reasonable changes and grant others rights thereto, including without limitation the granting of easements, rights of way and rights of ingress and egress and similar rights to users of parcels adjacent to the Lot.

         (c) Facility Changes. To alter or relocate any other common areas or
             ----------------
facilities associated with the Project.

     1.5 Rentable Area. The term "Rentable Area" shall be deemed to include:
         -------------

         (a) in the case of a single tenancy floor, the aggregate of (i) all floor area of the Premises measured from the inside surface of the outer glass and extensions of the plane thereof in non-glass areas to the inside surface of the opposite outer glass and extensions of the plane thereof in non-glass areas and shall include all areas within the outside walls, excluding only the areas ("Service Areas") used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, vertical pipe shafts and vertical ducts, but including any such Service Areas which are for the specific use of the particular tenant such as special stairs or elevators, and (ii) Lessee's Percentage Share (defined in Section 1.6 below) of the square footage of the Project's elevator and main mechanical rooms, fire control stations and building lobbies ("Building Areas"); and

         (b) in the case of a partial tenancy floor, the aggregate of (i) all floor area of the Premises within the inside surface of the outer glass and extensions of the plane thereof in non-glass areas to the mid-point of the demising walls separating the Premises from areas leased by or held for lease to other tenants or from Project Common Areas located on such floor and other similar facilities for the use of all tenants on such floor, (ii) Lessee's allocable portion based upon the ratio which the Rentable Area of the Premises bears to the Rentable Area of the floor of the Project Common Areas located on such floor and other similar facilities for the use of all tenants on such floor, and (iii) Lessee's Percentage Share of the square footage of the Project's Building Areas.

         In determining Rentable Area, no deductions shall be made for columns or projections necessary for the Building. The Rentable Area of the Premises and the Rentable Area of the Building (which for the purposes of this Lease is exclusive of retail and storage or basement uses) have been calculated on the basis of the foregoing definition and, subject to the provisions of Section 1.6, are hereby stipulated for all purposes hereof to be the amounts stated in the Summary.

         1.6 Lessee's Percentage Share. The term "Lessee's Percentage Share"
             -------------------------
shall mean the percentage figure specified in the Summary which represents the ratio that the Rentable Area of the Premises bears to one hundred percent (100%) of the Rentable Area of the Building devoted to office use. In the event Lessee's Percentage Share is changed during a calendar year by reason of a change in the Rentable Area of the Premises or a change in the total Rentable Area of the Building or leased portion thereof, Lessee's Percentage Share shall be re-calculated pursuant to the aforementioned formula and shall be determined on the basis of the number of days during such calendar year at each such percentage.

                                    ARTICLE 2

                             PLANS AND CONSTRUCTION

         The Lessee improvements required of Lessor shall be provided in accordance with the terms and conditions set forth in the Work Letter attached hereto as Exhibit C.

                                    ARTICLE 3

                         TERM; USE; COMPLIANCE WITH LAWS

     3.1 Commencement of Term. Subject to and upon the terms and conditions set
         --------------------
forth herein, the term of this Lease shall be for a period specified in the Summary as "Lease Term," commencing upon the date specified in the Summary as the Lease Commencement Date. If for any reason Lessor cannot deliver possession of the Premises to Lessee on the scheduled Lease Commencement Date, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, provided that Rent shall not commence to be payable by Lessee until such delivery of the Premises. No delay in delivery of possession shall operate to extend the Lease term.

         Upon the Lease Commencement Date, Lessor and Lessee shall execute a Notice of Lease Term Dates, as shown in Exhibit D attached hereto and made a part hereof setting forth, among other things, the Lease Commencement Date and the Lease Expiration Date.

     3.2 General Use and Compliance with Laws. Lessee shall only use the
         ------------------------------------
Premises for general office purposes, and for no other use. At Lessee's sole cost and expense, Lessee shall comply with and faithfully observe all of the requirements of municipal, county, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, Lot, and Project and shall secure any necessary permits pertaining to Lessee's use and occupancy of the Premises. In Lessee's use and occupancy of the Premises, Lessee shall not subject the Premises to any use that would tend to damage any portion thereof or which shall in any way increase the existing rate of any insurance on the Project or any portion thereof or cause any cancellation of any insurance policy covering the Project or any portion thereof. Lessee shall not do or permit anything to be done in or about the Premises which shall in any way obstruct or interfere with the rights of other tenants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee or Lessee's agents cause, maintain, or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Except for normal office equipment and furnishings, Lessee shall not bring into the Building, or keep or arrange in the Premises any furniture, equipment, materials or other objects which individually or collectively overload the Premises or the Building. Lessor reserves the right to prescribe the weight and position of all safes, fixtures and heavy installations that Lessee desires to place in the Premises so as to distribute properly the weight, or to require plans prepared by a qualified structural engineer for such heavy objects at Lessee's sole cost and expense. Notwithstanding the foregoing, Lessor shall have no liability for damage caused by the installation of such safes and heavy equipment. Furthermore, business machines and mechanical equipment belonging to Lessee that cause noise and/or vibration that may be transmitted to the structure of the Building or to any other tenants in the Building shall be placed and maintained by Lessee, at Lessee's sole cost and expense, in settings of cork, rubber or spring type noise and/or vibration eliminators and Lessee shall take such other measures directed by Lessor as needed to eliminate such vibration and/or noise. Lessee recognizes that the Project is maintained by Lessor as a location for first-class type of office business and retail occupancy.

                                    ARTICLE 4

                                      RENT

     4.1 Rent. Lessee shall pay, without notice or demand, to Lessor at such
         ----
place as Lessor may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for or public debts in the United States of America, "Base Rent" as set forth in Article 8 of the Summary, payable in equal monthly installments in advance on or before the first day of each and every month during the Lease Term, without any set off or deduction whatsoever. Base Rent for the first full calendar month of the Lease Term shall be paid to Lessor at the time of Lessee's execution of this Lease. As used in this Lease, "Rent" shall collectively mean "Additional Rent" (as defined in Section 4.6) together with the following sums:

         (a) Base Rent. The amount specified in the Summary as the Base Rent for
             ---------
the applicable portions of the Lease Term indicated, commencing on the Lease Commencement Date. The Base Rent includes a component applicable to "Basic Costs" (defined in Section 4.4) per square foot of Rentable Area of office space in the Project.

         (b) Expense Rent. For each calendar year following the Base Year, an
             ------------
amount ("Expense Rent") equal to the product of (i) the difference between (A) the Basic Costs per square foot of Rentable Area of office space in the Project in years following the Base Year, less (B) the Expense Factor, and (ii) the Rentable Area of the Premises. "Expense Factor" shall mean Basic Costs per square foot of Rentable Area of office space in the Project for the Base Year.

     4.2 Rent Adjustment.
         ---------------

         (a) Base Rent Adjustment. The Base Rent adjustments for the Term are
             --------------------
set forth in the Summary.

         (b) Expense Rent Adjustment. The amount to be paid initially as Expense
             -----------------------
Rent has been estimated by Lessor for the calendar year in which the Commencement Date occurs and is included in the Base Rent. Commencing with the calendar year following the Base Year and continuing each year thereafter, Lessee's payment of Expense Rent shall be estimated and adjusted in accordance with the following procedures and the provisions of Section 4.5.

             (i) Prior to the commencement of each calendar year following the Base Year, or as soon thereafter as practicable, Lessor shall give Lessee written notice of its estimate of Expense Rent for the ensuing twelve (12) month period; provided that if such notice is not given at least twenty (20) days prior to the commencement of the calendar year, Lessee shall continue to pay on the basis of the then applicable Expense Rent until the month after such notice is given, at which time Lessee shall pay Expense Rent based on the amount set forth in such notice plus, if the new Expense Rent is greater than the previous Expense Rent, the difference accrued from January 1 of such calendar year. If the new Expense Rent is less than the previous Expense Rent, the difference accrued from January 1 of such calendar year shall be credited against Expense Rent next coming due under this Lease.

             (ii) Within ninety (90) days after the close of each calendar year or as soon thereafter as possible, Lessor shall deliver to Lessee a statement signed by Lessor's accountant setting forth the amount of Expense Rent for that calendar year. If the Expense Rent estimates paid by Lessee for such calendar year are less than the actual Expense Rent for such calendar year, Lessee shall pay the difference to Lessor within thirty (30) days of the delivery of the statement. If the Expense Rent estimates paid by Lessee for such calendar year are greater than the actual Expense Rent for such calendar year, Lessor shall credit such difference against Expense Rent next coming due under this Lease.

Nothing contained in this Section 4.2 shall be construed at any time so as to reduce the monthly installments of Base Rent payable by Lessee below the amount set forth in Section 4.1 of this Lease.

     4.3 Definitions. As used in this Article 4, the following terms shall have
         -----------
the meanings hereinafter set forth:

         (a) "Base Year" shall mean the calendar year set forth in Section 9.1 of the Summary.

         (b) "Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

     4.4 Basic Costs. The term "Basic Costs" shall consist of all operating
         -----------
expenses of the Project, including without limitation those specified below, which shall be computed on an accrual basis and shall consist of all expenditures by Lessor to maintain in quality, first-class condition all facilities in operation from the beginning of the Term of this Lease and such additional facilities in subsequent years as may be determined by Lessor to be necessary or generally beneficial to the Project. The term Basic Costs as used herein shall mean all expenses, costs and disbursements of every kind and nature which Lessor shall pay or become obligated to pay because of or in connection with the ownership, management, operation, maintenance and repair of the Project, including without limitation the following:

         (a) Wages, salaries, taxes, insurance and related expenses and benefits of all on-site and off-site employees directly engaged in the operation, maintenance or access control of the Project.

         (b) All supplies, tools, equipment and materials used in the operation and maintenance of the Project, including any lease payments therefor.

         (c) Cost of all utilities for the Project and the Project Common Areas, including the cost of water, power, sewer, heating, lighting, air conditioning and ventilation for the Project.

         (d) Cost of all maintenance, repair and replacement expenses, janitorial, building engineering, landscaping, security, legal, other consulting fees and service agreements for the Project and the equipment therein, including without limitation alarm service, window cleaning and elevator maintenance.

         (e) Cost of all insurance carried by Lessor in connection with the Project and Lessor's personal property used in connection therewith.

         (f) All real property taxes and assessments levied against the Project and the various estates therein, all personal property taxes levied on personal property of Lessor used in the management, operation, maintenance and repair of the Project, all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution for existing or additional real or personal property taxes and assessments on the Project, service payment in lieu of taxes, excises, transit charges and fees, housing, park and child care assessments, development and other assessments, reassessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the rent received from the Project, or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises or Project or become payable during the Lease Term (hereinafter collectively "Impositions").

             (i) Installment Election. In the case of any Impositions which may
                 --------------------
be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Lessor shall elect to cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law.

             (ii) Limitation. Nothing contained in this Lease shall require
                  ----------
Lessee to pay any franchise, estate, inheritance or succession transfer tax of Lessor, or any income, profits or revenue tax or charge, upon the net income of Lessor from all sources; provided, however, that if at any time during the Lease Term under the laws of the United States government or the State of California, or any political subdivision thereof, a tax or excise on Rent is levied or assessed by any such political body against Lessor on account of collection of Rent, or a portion thereof, Lessee shall pay one hundred percent (100%) of any such tax or excise as Additional Rent.

         (g) Repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties, and alterations attributable solely to tenants of the Building other than Lessee).

         (h) All maintenance costs relating to public and service areas of the Project, including without limitation, sidewalks, landscaping, service areas, mechanical rooms and Project exteriors.

         (i) Amortization over the useful life of the cost of capital improvement items, including interest at the "Interest Rate" (as hereinafter defined), which are primarily for the purpose of reducing operating costs or which may be required by governmental authority.

         (j) Lessor's central accounting costs and audit fees attributable to the Project.

         (k) A management cost recovery equal to three percent (3%) of Project Rent collections.

         Except as specifically provided above, Basic Costs shall not include specific costs billed to and paid by specific tenants, or expenses attributable to retail or commercial tenants.

         Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease Term, an adjustment shall be made in computing the Basic Costs for such year so that the Basic Costs shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year. Lessor and Lessee agree that Expense Rent shall be paid during the entire term of this Lease, beginning with the Lease Commencement Date and continuing through the Lease Expiration Date.

     4.5 Monthly Rent Payments. Rent under Sections 4.1(a) and (b) shall be due
         ---------------------
and payable in twelve (12) equal installments of one-twelfth (1/12) each on the first day of each calendar month during the Lease Term and any extensions or renewals thereof without demand, counterclaim or offset. If the Lease Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the Rent under Sections 4.1(a) and (b) for the first and last fractional months shall be appropriately prorated. If the Lease Term commences on a day other than the first-day of a calendar year, for purposes of calculating Expense Rent, the Basic Costs and the Expense Factor shall each be reduced by the proportion that the number of days of the Lease Term falling within such calendar year bears to three hundred sixty-five (365) days.

     4.6 Additional Rent. Lessee shall also pay as additional rent all such
         ---------------
other sums of money as shall become due and payable by Lessee to Lessor ("Additional Rent"). Such Additional Rent, including without limitation, all amounts Lessee shall be responsible for paying pursuant to the terms of Section
7.3 of this Lease, shall not be subject to abatement, set-off or deduction whatsoever. Except for amounts billed to Lessee under the terms of the Work Letter (which shall be payable pursuant to the terms of the Work Letter), Lessee shall pay to Lessor all amounts of Additional Rent within fifteen (15) days of Lessee's receipt of a bill therefor.

     4.7 No Deduction or Offset. Rent shall be paid to Lessor, without
         ----------------------
abatement, deduction or offset, in lawful money of the United States of America at Lessor's address as set forth in the Summary or to such other person or at such place as Lessor may from time to time designate in writing. No payment by Lessee or receipt by Lessor of a lesser amount of Rent shall be other than on account of the earliest rent or payment due, nor shall any endorsement or statement on any check or letter accompanying any such check or payment constitute an accord and satisfaction and Lessor may accept any such check or payment or pursue any other remedy under this Lease, at Jaw or in equity.

     4.8 Late Payment and Interest. If any installment of Rent is not paid
         -------------------------
within five (5) days of the date when due, all such past due installments of Rent shall bear interest from the due date until paid at a rate (the "Interest Rate") equal to the lesser of (a) three per cent (3%) per annum over the prime rate of interest announced from time to time by Wells Fargo Bank, National Association, San Francisco, California or (b) the maximum lawful rate. In addition, if any installment of Rent is not paid within five (5) days of the date when due, Lessee shall pay to Lessor a late charge equal to five percent (5%) of the overdue amount. In the event such late charge is imposed by Lessor for two (2) consecutive months for whatever reason Lessor shall have the option to require that, beginning with the first payment of Rent due following the imposition of the second consecutive late charge, Lessee increase the amount of the Security Deposit required under Section 4.9 by three hundred percent (300%), which additional Security Deposit shall be retained by Lessor. This provision shall not relieve Lessee from payment of Rent at the time and in the manner herein specified. The payment by Lessee and receipt by Lessor of late payment charges and interest is not a release or waiver by Lessor of a default by Lessee.

     4.9 Security Deposit. Upon execution of this Lease, Lessee shall deposit
         ----------------
the amount specified in the Summary as a security deposit, which amount may be reduced during the Lease Term as provided below ("Security Deposit"), with Lessor. The Security Deposit shall secure Lessee's obligations under this Lease to pay Rent and other monetary amounts, to maintain the Premises and repair damages thereto, to surrender the Premises to Lessor in clean condition and repair upon termination of this Lease and to discharge Lessee's other obligations hereunder. If Lessee fails to perform Lessee's obligations hereunder, Lessor may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Lessee's unperformed obligations. If Lessor does so apply any portion of the Security Deposit, Lessee, upon demand by Lessor, shall immediately pay Lessor a sufficient amount in cash to restore the Security Deposit to the original amount (as such amount may have been reduced as provided below). Lessee's failure to forthwith remit to Lessor an amount in cash sufficient to restore the Security Deposit to the original sum deposited (as such sum may have been reduced as provided below) within five (5) days after receipt of such demand shall constitute an "Event of Default" (defined in Section 17). The Security Deposit shall be held by Lessor without liability for interest on the same. Lessor is entitled to commingle the security deposits with its own funds and Lessor is not to be deemed a trustee or fiduciary for Lessee in respect of the security deposit. Provided that Lessee is not in default hereunder, (i) upon the commencement of the thirteenth (13th) month of the Lease Term, one-third of the Security Deposit (i.e., $49,615.33) shall be returned to Lessee and (ii) upon the commencement of the twenty-fifth
(25th) month of the Lease Term, an additional one-third of the Security Deposit (i.e., $49,615.33) shall be returned to Lessee. Upon termination of this Lease, if Lessee has then performed all of Lessee's obligations hereunder, Lessor shall return the remainder of the Security Deposit to Lessee. If Lessor sells or otherwise transfers Lessor's right or interest under this Lease, Lessor shall deliver the Security Deposit to the transferee (less any unreimbursed deductions from the Security Deposit made by Lessor in accordance herewith), whereupon Lessor shall be released from any further liability to Lessee with respect to the Security Deposit.


                                    ARTICLE 5

                             SERVICES AND UTILITIES

     5.1 Basic Services. Lessor shall provide the following Basic Services to
         --------------
the Project on all days during the Lease Term, unless otherwise stated below.

         (a) Subject to all governmental rules, regulations and guidelines applicable thereto, Lessor shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m.: except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays (collectively the "Holidays").

         (b) Lessor shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Lessor. Lessor shall replace, as part of Basic Costs, lamps, starters and ballast for Building standard lighting fixtures within the Premises.

         (c) Lessor shall provide city water from the regular Building outlets for drinking, lavatory and plumbing requirements within the Premises.

         (d) Lessor shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with such services provided by owners of comparable office buildings ("Comparable Buildings") of comparable condition located in the Financial District of San Francisco.

         (e) Lessor shall provide nonexclusive automatic passenger elevator service at all times.

         (f) Lessor shall provide nonexclusive freight elevator service subject to scheduling by Lessor.

         (g) Subject to Lessee's repair obligations set forth in Section 6 below and the provisions of Section 4, Lessor shall operate and maintain the Project (including the structural components of the Project and the Project's systems and equipment) in a first-class manner and condition.

         (h) Lessor shall maintain a reasonable security and supervision program for the Project, which may include, without limitation, security personnel, cameras, roving patrols, a keyboard system and/or any other security measures which Lessor deems appropriate.

     5.2 Over Standard Use. Lessee shall not, without Lessor's prior written
         -----------------
consent, use heat generating machines, machines other than normal office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Lessor pursuant to the terms of Section 5.1. If such consent is given, Lessor shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Lessee to Lessor upon billing by Lessor. If Lessee uses water or heat or air conditioning in excess of that supplied by Lessor pursuant to Section 5.1, or if Lessee's consumption of electricity shall exceed five (5) watts per rentable square foot of the Premises, calculated on an annualized basis for the hours described in Section 5.1(a) above, Lessee shall pay to Lessor, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance-of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Lessor may install devices to separately meter any increased use -and in such event Lessee shall pay the increased cost directly to Lessor on demand, including the cost of such additional metering devices. If Lessee desires to use heat, ventilation or air conditioning ("HVAC") during hours other than those specified in Section 5.1 of this Lease, Lessee shall give Lessor such prior notice as Lessor shall from time to time establish as appropriate, of Lessee's desired use and Lessor shall supply such after-hours HVAC to Lessee subject to Lessee's payment to Lessor of such hourly cost as Lessor shall from time to time establish.

     5.3 Interruption of Use. Lessee agrees that Lessor shall not be liable for
         -------------------
damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water or other fuel at the Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Lessee or other tenants, or by any other cause beyond

Lessor's reasonable control, and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Lessee's use and possession of the Premises or relieve Lessee from paying Rent or performing any of its obligations under this Lease. Furthermore, Lessor shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Lessee's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities.

     5.4 Additional Services. Lessor shall also have the exclusive right, but
         -------------------
not the obligation, to provide any additional services which may be requested by Lessee, including, without limitation, locksmithing, lamp replacement for non-Building standard lamps or fixtures, additional janitorial service, and additional repairs and maintenance, provided that Lessee shall pay to Lessor upon billing, the actual cost to Lessor of providing such additional services, plus a reasonable administration fee, and same shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

     5.5 Keys and Locks. Lessor shall furnish Lessee two (2) keys for each
         --------------
corridor door entering the Premises. Additional keys shall be furnished at a charge by Lessor on an order signed by Lessee. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the Premises without Lessor's prior written permission, and Lessee shall not make or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all keys of the Premises, and give to Lessor the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

                                    ARTICLE 6

                                     REPAIRS

     Lessee shall, at Lessee's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition subject to normal wear and tear, at all times during the Lease Term. In addition, Lessee shall, at Lessee's own expense but under the supervision and subject to the prior approval of Lessor, and within any reasonable period of time specified by Lessor, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Lessor's option, or if Lessee fails to make such repairs within fifteen (15) days following notice from Lessor, Lessor may, but need not, make such repairs and replacements, and Lessee shall pay Lessor the cost thereof, together with an additional three percent (3%) of the cost thereof, as reimbursement to Lessor for all overhead, general conditions, fees and other actual costs or expenses arising from Lessor's management and coordination of repairs and replacements upon being billed for same. Lessor shall have the right to enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Project or to any equipment located in the Project as Lessor shall desire or deem necessary or as Lessor may be required to do by governmental or quasi-governmental authority or court order or decree.

                                    ARTICLE 7

                           ADDITIONS AND ALTERATIONS

     7.1 Lessor's Consent to Alterations. Lessee may not make any improvements,
         -------------------------------
alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Lessor to such Alterations, which consent shall be requested by Lessee not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Lessor. The Construction of the initial improvements to the Premises shall be completed by Lessor and shall be governed by the terms of the Work Letter.

     7.2 Manner of Construction. Lessor may impose, as a condition of its
         ----------------------
consent to all Alterations or repairs of the Premises, such requirements as Lessor in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Lessor's request, Lessee shall, at Lessee's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Lessee utilize for such purposes only contractors, materials, mechanics and management selected by Lessee and approved by Lessor (which approval shall not be unreasonably withheld); provided, however, that Lessee shall utilize subcontractors approved by Lessor to perform all work that may affect the Project systems and equipment, structural aspects of the Project, the "Base, Shell and Core" (as defined in the Work Letter), or exterior appearance of the Project or Project Common Areas. Lessee shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the City of San Francisco and in conformance with Lessor's construction rules and regulations. Any Alterations shall be performed in conformance with plans, specifications and working drawings first approved by Lessor. Lessor's approval of the plans, specifications and working drawings for Lessee's Alterations shall create no responsibility or liability on the part of Lessor for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Lessee shall have the work performed in such manner as not to obstruct access to the Project for any other lessee of the Project, and as not to obstruct the business of Lessor or other lessees in the Project, or interfere with the labor force working in the Project. In the event that Lessee makes any Alterations, Lessee agrees to carry "Builder's All Risk" insurance in an amount approved by Lessor covering the construction of such Alterations, and such other insurance as Lessor may require, it being understood and agreed that all of such Alterations shall be insured by Lessee pursuant to Article 9 immediately upon completion thereof. In addition, Lessor may, in its discretion, require Lessee to obtain a lien and completion bond or some alternate form of security satisfactory to Lessor in an amount sufficient to ensure the lien-free completion of such Alterations and naming Lessor as a co-obligee. Upon completion of any Alterations, Lessee agrees to cause a Notice of Completion to be recorded in the Office of the Recorder of the City and County of San Francisco in accordance with section 3093 of the Civil Code of the State of California or any successor statute and Lessee shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

     7.3 Payment for Improvements. The cost of all Alterations shall be paid
         ------------------------
Lessee. In the event Lessee orders any Alteration or repair directly from Lessor, or from the contractor selected by Lessor, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Lessor's option. Upon completion of such work, Lessee shall deliver to Lessor, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. If Lessee orders any work directly from Lessor, Lessee shall pay to Lessor the cost thereof, together with an additional three percent (3%) of the cost of such work to cover overhead, general conditions, fees and other costs and expenses arising from Lessor's involvement with such work. If Lessee does not order any work directly from Lessor, Lessee shall reimburse Lessor for Lessor's reasonable out-of-pocket costs and expenses actually incurred in connection with Lessor's review of and/or involvement with such work.

     7.4 Lessor's Property and Fixtures. All Alterations, improvements, fixtures
         ------------------------------
and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Lessee and shall be and become the property of Lessor upon expiration of the Lease Term, except that Lessee may remove any Alterations, improvements, fixtures and/or equipment which Lessee can substantiate to Lessor have not been paid for with any Lessee improvement allowance funds provided to Lessee by Lessor, provided Lessee repairs any damage to the Premises and Project caused by such removal. Furthermore, if Lessor, as a condition to Lessor's consent to any Alterations, requires that Lessee remove any Alterations upon the expiration or earlier termination of the Lease Term upon Lessor's request, Lessor may, by written notice to Lessee given prior to or within thirty
(30) days following the end of the Lease Term or any earlier termination of this Lease, require Lessee at Lessee's expense to remove such Alterations and to repair any damage to the Premises and Project caused by such removal. If Lessee fails to promptly complete such removal and/or to repair any damage caused by the removal of any Alterations, Lessor may do so and may charge the cost thereof to Lessee. Lessee hereby indemnifies and holds Lessor harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises.

                                    ARTICLE 8

                             COVENANT AGAINST LIENS

     Lessee has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Lessee, operation of law or otherwise, to attach to or be placed upon the Project or Premises or any part thereof, and any and all liens and encumbrances created by Lessee shall attach to Lessee's interest only. Lessor shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Lessee covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project or the Premises or any part thereof with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Lessee or the Premises, and in case of any such lien attaching or notice of any lien, Lessee covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date notice of such lien is delivered by Lessor to Lessee, Lessor, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including attorneys' fees and actual costs, incurred by Lessor in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Lessee.

                                    ARTICLE 9

                                    INSURANCE


     9.1 Lessor Coverage: All Risk. During the Term, Lessor shall procure and
         -------------------------
maintain in full force and effect with respect to the Project, a policy or policies of all risk property insurance (including sprinkler, vandalism and malicious mischief coverage, earthquake and flood coverage at Lessor's option, and any other endorsements required by any ground lessor or the holder of any mortgage) in an amount customarily carried by owners of Comparable Buildings. If because of the nature of Lessee's operations the annual premiums charged Lessor for such insurance exceed the standard premium rates or result in increased exposure, then Lessee, within fifteen (15) days of receipt of appropriate premium invoices, shall reimburse Lessor for such increased amount.

     9.2 Lessee Coverage.
         ---------------

         (a) All Risk Insurance. During the Lease Term and at its own cost and
             ------------------
expense, Lessee shall maintain in full force and effect a policy or policies of all risk property insurance (including sprinkler, vandalism and malicious mischief coverage and including earthquake and flood coverage at Lessee's option) in an amount adequate to cover damage to the Premises, including without limitation Lessee's Improvements as defined in the Work Letter, merchandise, fixtures, trade fixtures, furniture, furnishings, equipment, goods, inventory and other personal property located on the Premises or in the Project, insuring the full replacement value of such items.

         (b) General Liability. During the Lease Term and at its own cost and
             -----------------
expense, Lessee shall maintain in full force and effect a policy or policies of commercial general liability insurance insuring Lessee's activities with respect to the Premises, Building and/or Project against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, Building and/or Project with a combined single limit of One Million Dollars ($1,000,000); such commercial general liability insurance shall include broad form contractual liability insurance coverage which shall insure Lessee's performance of the indemnity provisions in this Lease.

         (c) Workers' Compensation. During the Lease Term and at its own cost
             ---------------------
and expense, Lessee shall maintain in full force and effect the statutory amount of workers' compensation insurance required by the State of California for the benefit of Lessee's employees, and employer's liability insurance with no less than $1,000,000 per employee per occurrence.

         Lessee agrees that if Lessee does not procure and maintain such insurance continuously, Lessor may (but shall not be required to) procure such insurance on Lessee's behalf and Lessee shall pay to Lessor the cost thereof, as Additional Rent, within fifteen (15) days of Lessee's receipt of a bill therefor.

     9.3 General Insurance Requirements.
         ------------------------------

         (a) Requirements. All insurance required under this Article 9 shall be
             ------------
issued by such good and reputable insurance companies qualified to do and doing business in California and having a rating of not less than "A-X" as rated in the most current copy of Best's Insurance report in the form customary to the locality. All such Lessee insurance shall include (i) an endorsement expressly providing that such policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days' prior written notice to the parties named as insureds in this Article 9, (ii) an endorsement providing that Lessor, its successors, assigns, and nominees holding any interest in the Premises, including without limitation any ground lessor and the holder of any mortgage, shall be named as additional insureds under each such policy of insurance maintained by Lessee pursuant to this Lease, (iii) an endorsement providing that such insurance as is afforded under Lessee's policy is primary as respects lessor and that any other insurance maintained by Lessor is excess and non-contributing with other insurance required under this Article 9, (iv) an endorsement deleting any employee exclusion on personal injury covered, (v) an endorsement including employees as additional insureds, (vi) an endorsement deleting any liquor liability exclusion and (vii) an endorsement providing for coverage of employer's automobile liability. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insured; and shall afford coverage for all claims based on acts, omissions injury and damage which claims occurred or arose (or the onset of which occurred or arose) in full or in part during the policy period. Expiration of Lessee's policy shall not limit recovery thereunder; "claims made" insurance policies are not acceptable to satisfy Lessee's insurance requirements under this Article 9. Lessee shall furnish to Lessor, upon the Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, a Certificate of Insurance and endorsement(s) affording evidence of the above insurance requirements issued by the insurance carrier of each policy of insurance carried by Lessee pursuant hereto. If at any time during the Term of this Lease the amount or coverage of insurance which Lessee is required to carry under this Article 9 is, in Lessor's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by lessees of Comparable Buildings, Lessor shall have the right to require Lessee to increase the amount or change the types of insurance coverage required under this Article
9. Lessee shall submit annually to Lessor a copy of the insurance limits then in effect.

         (b) Lessee's Use. Lessee will not keep, use, sell or offer for sale in,
             ------------
or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Project. If Lessee's occupancy or business in or on the Premises, whether or not Lessor has consented to the same, results in any increase in premiums for the insurance periodically carried by Lessor with respect to the Project, Lessee shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Lessor. In determining whether increased premiums are a result of Lessee's use of the Premises, a schedule issued by the organization computing the insurance rate on the Project or the Lessee Improvements showing the various components of such rate, shall be conclusive evidence of the items which make up such rate.

         (c) Waiver of Subrogation. Any policy or policies of property
             ---------------------
insurance, which either party obtains in connection with the Premises, or Lessee's personal property therein, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Lessor and Lessee hereby waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsements to the extent of the injury or loss covered thereby and agree to obtain such a waiver from their respective insurance carriers and upon request deliver a copy thereof to the other party; each party shall provide written notice to the other party if such waiver is not obtained and shall indemnify, defend and hold the other harmless from all liabilities, penalties, losses, costs, expenses, demands, causes of action, claims, judgments or damages arising from the indemnifying party's failure to obtain such a waiver from its insurance company unless such a waiver is not customarily available.

     9.4 Indemnification and Waiver. To the extent not prohibited by law,
         --------------------------
Lessor, its partners, members, officers, directors, shareholders, beneficiaries, agents, servants and employees (collectively, the "Lessor Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Lessee or by other persons claiming through Lessee. Lessee shall indemnify, defend, protect and hold harmless Lessor Parties from any and all loss, cost, damage, expense, liability and claims (including without limitation court costs and reasonable attorneys' fees) (collectively "Claims") incurred in connection with or arising from any cause in, on or about the Premises, from and after the earlier of (i) the date Lessee conducts any activities in the Premises or the Project or (ii) the Lease Commencement Date, and continuing until the later of (A) the expiration or termination of the Lease Term, or (B) the date Lessee vacates and surrenders possession of the Premises to Lessor. The provisions of this Section 9.4 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

                                   ARTICLE 10

                             DAMAGE AND DESTRUCTION

     10.1 Repair of Damage to Premises by Lessor. Lessee shall promptly notify
          --------------------------------------
Lessor of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Project serving or providing access to the Premises shall be damaged by fire or other casualty, Lessor shall promptly and diligently prosecute to completion, subject to reasonable delays for insurance adjustment or other matters beyond Lessor's reasonable control, and subject to all other terms of this Article 10, restore the Base, Shell and Core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the Base, Shell and Core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project, or any other modifications to the common areas deemed desirable by Lessor, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Lessee shall assign to Lessor (or to any party designated by Lessor) all insurance proceeds payable to Lessee under Lessee's insurance required under Article 9 of this Lease insofar as it applies to Improvements to the Premises (excluding Lessee's personal property), and Lessor shall repair any injury or damage to the Lessee Improvements installed in the Premises and shall return such Lessee Improvements to their original condition; provided that if the cost of such repair by Lessor exceeds the amount of insurance proceeds received by Lessor from Lessee's insurance, the cost of such repairs shall be paid by Lessee to Lessor prior to Lessor's repair of the damage. In connection with such repairs and replacements Lessee shall, prior to the commencement of construction, submit to Lessor for Lessor's review and approval all plans specifications and working drawings relating thereto. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Work Letter as though such construction of improvements were the initial construction of the Lessee Improvements. Lessor shall not be liable for any inconvenience or annoyance to Lessee or its visitors, or injury to Lessee's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Lessee's occupancy, Lessor shall allow Lessee a proportionate abatement of Rent to the extent Lessor is reimbursed from the proceeds of rental interruption insurance purchased by Lessor as a Basic Cost during the time and to the extent the Premises are materially damaged and unfit for occupancy for the purposes permitted under this Lease, and not occupied by Lessee as a result thereof.

     10.2 Lessor's Option to Repair. Notwithstanding the terms of Section 10.1
          -------------------------
of this Lease, Lessor may elect not to rebuild and/or restore the Premises and/or Project and instead terminate this Lease by notifying Lessee in writing of such termination within-sixty (60) days after the date of damage, such notice to include a termination date giving Lessee ninety (90) days to vacate the Premises, but Lessor may so elect only if the Project shall be damaged by fire or other casualty or cause whether or not the Premises are affected, and one or more of the following conditions is present: (a) repairs cannot reasonably be completed within one hundred twenty (120) days of the date of damage (when such repairs are made without the payment of overtime or other premiums), (b) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (c) the damage is not fully covered, except for deductible amounts, by Lessor's insurance policies.

     In addition, in the event that the Premises or the Project are materially destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, Lessor and Lessee shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice.

     Upon any such termination of this Lease pursuant to this Section 10.2, Lessee shall pay Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

     10.3 Waiver of Statutory Provisions. The provisions of this Lease,
          ------------------------------
including this Article 10, constitute an express agreement between Lessor and Lessee with respect to any and all damage to, or destruction of, all or any part of the Premises, the Project or any portion thereof, and any statute or regulation of the State of California, including, without limitation, sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Project or any portion thereof.

                                   ARTICLE 11

                                   NON-WAIVER

     No waiver of any provision of this Lease shall be implied by any failure of Lessor to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by Lessor of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Lessor from Lessee after the termination of this Lease shall in any way alter the length of the Lease Term or Lessee's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Lessee prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Lessor may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 12

                                 EMINENT DOMAIN

     12.1 Condemnation and Loss or Damage. If the whole or any material part of
          -------------------------------
the Premises or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Project, or if Lessor shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation,

Lessor shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Lessee shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Lessor shall be entitled to receive the entire award or payment in connection therewith, except that Lessee shall have the right to file any separate claim available to Lessee for any taking of Lessee's personal property and fixtures belonging to Lessee and removable by Lessee upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Lessor, its ground lessor with respect to the Project or its mortgagee, and such claim is payable separately to Lessee. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur.

     12.2 Temporary Taking. Notwithstanding anything to the contrary contained
          ----------------
in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Lessor shall be entitled to receive the entire award made in connection with any such temporary taking.

     12.3 Total Taking. A total taking of the Project shall automatically
          ------------
terminate the Lease.

                                   ARTICLE 13

                            ASSIGNMENT AND SUBLETTING

     13.1 Transfers. Lessee shall not, without the prior written consent of
          ---------
Lessor, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder or permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Lessee and its employees, agents and licensees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Lessee shall desire Lessor's consent to any Transfer, Lessee shall notify Lessor in writing, which notice (the "Transfer Notice") shall include:

         (a) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice;

         (b) a description of the portion of the Premises to be transferred (the "Subject Space");

         (c) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 13.4 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer; and,

         (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Lessor, which will enable Lessor to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Lessor may reasonably require. Any Transfer made without Lessor's prior written consent or not in compliance with this Article 13 shall, at Lessor's option, be null, void and of no effect, and shall, at Lessor's option, constitute a default by Lessee under this Lease.

     Lessee shall, within thirty (30) days after written request by Lessor, reimburse Lessor for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Lessor in connection with its review of a proposed Transfer.

     13.2 Lessor's Consent. Lessor shall not unreasonably withhold its consent
          ----------------
to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Lessor to withhold consent to any proposed Transfer where one or more of the following apply:

         (a) The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building;

         (b) The Transferee intends to use the Subject Space for purposes which are not permitted hereunder;

         (c) The Transferee is either a governmental agency or instrumentality thereof;

         (d) The Transfer will result in more than a reasonable and safe number of occupants per floor;

         (e) The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

         (f) The proposed Transfer would cause Lessor to be in violation of another lease or agreement to which Lessor is a party, or would give an occupant of the Project a right to cancel its lease;

         (g) The terms of the proposed Transfer will allow the Transferee to exercise any right of renewal, right of expansion, or right of first offer held by Lessee (or will allow the Transferee to occupy space leased by Lessee pursuant to any such right);

         (h) Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building at the time of the request for consent, or (ii) is negotiating with Lessor to lease space in the Building at such time, and Lessor has (or will have, upon such Transferee's
                           ---
proposed lease commencement) sufficient available space to accommodate such Transferee.

     If Lessor consents to any Transfer pursuant to the terms of this Section
13.2 (and does not exercise any recapture rights Lessor may have under Section
13.3 of this Lease), Lessee may within six (6) months after Lessor's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Lessee to Lessor pursuant to Section 13.1 of this Lease, provided that if there are any changes in the terms and conditions for those specified in the Transfer Notice such that (i) Lessor would initially have been entitled to refuse its consent to such Transfer under this Section 13.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Lessee's original Transfer Notice, Lessee shall again submit the Transfer to Lessor for its approval and other action under this Article 13 (including Lessor's right of recapture under Section 13.3 of this Lease).

     13.3 Lessor's Option as to Subject Space. Lessor shall have the option, by
          -----------------------------------
giving written notice to Lessee within thirty (30) days after receipt of any Transfer Notice, to (i) recapture the Subject Space and terminate the Lease, or
(ii) take an assignment or sublease of the Subject Space from Lessee. In the event of a recapture by Lessor, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Lessee in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If the Subject Space shall be assigned or subleased by Lessee to Lessor, the rent for the Subject Space payable by Lessor to Lessee shall be the lesser of (iii) the effective Base Rent plus the Additional Rent payable by Lessee under this Lease for the Subject Space on a prorated basis based upon the number of rentable square feet in the Subject Space, or (iv) the effective rent (taking into account all concessions made by Lessee to the Transferee) set forth in the Transfer Notice, and all other provisions of this Lease shall remain in full force and effect, and upon request of either party, the parties shall execute a written confirmation of the same. If Lessor declines, or fails to elect in a timely manner to recapture, sublease or take an assignment of the Subject Space, then, provided Lessor has consented to the proposed Transfer, Lessee shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 13.2.

     13.4 Transfer Premium. If Lessor consents to a Transfer, as a condition
          ----------------
thereto which the parties hereby agree is reasonable, Lessee shall pay to Lessor fifty percent (50%) of any "Transfer Premium," (as that term is hereinafter defined) received by Lessee from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Lessee under this Lease, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Lessee for (i) any changes, alterations and improvements to the Premises in connection with the Transfer or contributions to the cost thereof, including reasonable architectural and engineering fees, and (ii) any brokerage commissions, reasonable attorneys' fees and reasonable advertising and marketing costs reasonably incurred by Lessee in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Lessee in connection with such Transfer, and any payment in excess of fair market value for services rendered by Lessee to Transferee or for assets, fixture, inventory, equipment or furniture transferred by Lessee to Transferee in connection with such Transfer.

     13.5 Effect of Transfer. If Lessor consents to a Transfer, (i) the terms
          ------------------
and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Lessee or a Transferee, (iii) Lessee shall deliver to Lessor, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Lessor, (iv) Lessee shall furnish upon Lessor's request a complete statement, certified by an independent certified public accountant, or Lessee's chief financial officer, setting forth in detail the computation of any premium Lessee has derived and shall derive from such Transfer, (v) any assignee shall assume in writing all obligations and covenants of Lessee thereafter to be performed or observed under this Lease, and (vi) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Lessor's consent, shall relieve Lessee or any guarantor of the Lease from liability under this Lease. Lessor or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Lessee relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Lessee shall, within thirty
(30) days after demand, pay the deficiency and Lessor's costs of such audit.

     13.6 Additional Transfers. For purposes of this Lease, the term "Transfer"
          --------------------
shall also include: (i) if Lessee is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12) month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Lessee is a closely held corporation (as defined in the California Corporations Code), the dissolution, merger, consolidation or other reorganization of Lessee; the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Lessee (other than to immediate family members by reason of gift or death), within a twelve (12) month period; or the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Lessee within a twelve (12) month period.

                                   ARTICLE 14

                        SURRENDER OF PREMISES; OWNERSHIP
                         AND REMOVAL OF TRADE FIXTURES

     14.1 Surrender of Premises. No act or thing done by Lessor or any agent or
          ---------------------
employee of Lessor during the Lease Term shall be deemed to constitute an acceptance by Lessor of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Lessor. The delivery of keys to the Premises to Lessor or any agent or employee of Lessor shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Lessor, and notwithstanding such delivery, Lessee shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Lessee, whether accepted by Lessor or not, or a mutual termination hereof, shall not work a merger, and at the option of Lessor shall operate as an assignment to Lessor of all subtenancies affecting the Premises.

     14.2 Removal of Lessee's Property by Lessee. Upon the expiration of the
          --------------------------------------
Lease Term, or upon any earlier termination of this Lease, Lessee shall quit and surrender possession of the Premises to Lessor in as good order and condition as when Lessee took possession and as thereafter improved by Lessor, reasonable wear and tear and repairs which are specifically made the responsibility of Lessor hereunder excepted. Upon such expiration or termination, Lessee shall, without expense to Lessor, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work and other articles of personal property owned by Lessee or installed or placed by Lessee at its expense in the Premises, and such similar articles of any other persons claiming under Lessee, as Lessor may, in its sole discretion, require to be removed, and Lessee shall repair at its own expense all damage to the Premises and Project resulting from such removal.

                                   ARTICLE 15

                                  HOLDING OVER

     If Lessee holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Lessor, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Lease shall be construed as consent by Lessor to any holding over by Lessee, and Lessor expressly reserves the right to require Lessee to surrender possession of the Premises to Lessor as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Lease shall not be deemed to limit or constitute a waiver of any other rights or remedies of Lessor provided herein or at law. If Lessee fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Lessor accruing therefrom, Lessee shall protect, defend, indemnify and hold Lessor harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding or prospective tenant founded upon such failure to surrender, and any lost profits to Lessor resulting therefrom.

                                   ARTICLE 16

                     ESTOPPEL, ATTORNMENT AND SUBORDINATION

     16.1 Estoppel Certificate. Within ten (10) days after request therefor by
          --------------------
Lessor, Lessee shall execute and deliver an estoppel certificate which shall be substantially in the form of Exhibit F attached hereto and made a part hereof (or such other form as may be required by any mortgagee or prospective mortgagee or purchaser of the Project or any portion thereof) and which shall contain such other information reasonably requested by Lessor or any such mortgagee or purchaser. Lessee's failure to deliver such statement in time shall constitute an acceptance of the Premises and an acknowledgment by Lessee that the statements included in the estoppel certificate are true and correct, without exception.

     16.2 Subordination. This Lease is subject and subordinate to all present
          -------------
and future ground or underlying leases of the Project or any portion thereof, and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project or any portion thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground leases or underlying leases, require in writing that this Lease be superior thereto. Notwithstanding the foregoing to the contrary, Lessor agrees to provide Lessee with non-disturbance agreement(s) in favor of Lessee from any ground lessors, mortgage holders or deed of trust beneficiaries under any ground lease, mortgage or deed of trust affecting the Project which comes into existence at any time after the date of execution of this Lease but prior to the expiration of the Lease Term ("Future Mortgage") in consideration of, and as a condition precedent to, Lessee's agreement to be bound by the terms of this
Article 16 with respect to such Future Mortgage. Such agreements shall be on such lessors', holder's or beneficiaries' standard form. Lessee covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or trust deed or termination of a ground lease, to attorn, without any deductions or setoffs whatsoever, to the purchaser upon any such foreclosure sale or ground lessor upon any such termination if so requested to do so by such purchaser or ground lessor, and to recognize such purchaser or ground lessor as the lessor under this Lease. Lessee shall, within ten (10) days of request by Lessor, execute such further instruments or assurances as Lessor may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying lease. Lessee hereby irrevocably authorizes Lessor to execute and deliver in the name of Lessee any such instrument or instruments if Lessee fails to do so, provided that such authorization shall in no way relieve Lessee from the obligation of executing such instruments of subordination or superiority. Lessee waives the provisions of any current or future statute, rule or law which may give or purport to give Lessee any right or election to terminate or otherwise adversely affect this Lease and the obligations of Lessee hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 17

                               DEFAULTS; REMEDIES

     17.1 Events of Default. The occurrence of any of the following events shall
          -----------------
constitute an "Event of Default" on the part of Lessee without notice from Lessor unless otherwise provided:

         (a) Payment. Failure to pay any installment of Base Rent, Additional
             -------
Rent or other monies due and payable hereunder upon the date when said payment is due, where such failure continues for a period of five (5) days;

         (b) Performance. Default in the performance of any of Lessee's
             -----------
covenants, agreements or obligations hereunder (except default in the payment of Rent), where such default continues for fifteen (15) days after written notice thereof from Lessor;

         (c) Assignment. A general assignment by Lessee for the benefit of
             ----------
creditors;

         (d) Bankruptcy. The filing of a voluntary petition by Lessee, or the
             ----------
filing of an involuntary petition by any of Lessee's creditors seeking the rehabilitation, liquidation or reorganization of Lessee under any law relating to bankruptcy, insolvency or other relief of debtors and not removed within ninety (90) days of filing.

         (e) Receivership. The appointment of a receiver or other custodian to
             ------------
take possession of substantially all of Lessee's assets or of the Premises or any interest of Lessee therein;

         (f) Insolvency or Dissolution. Lessee shall become insolvent or unable
             -------------------------
to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Lessee or of substantially all of its assets; or Lessee shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises; and,

         (g) Attachment. Attachment, execution or other judicial seizure of
             ----------
substantially all of Lessee's assets or the Premises or any interest of Lessee under this Lease.

     17.2 Lessor's Remedies. If an Event of Default shall occur, at any time
          -----------------
thereafter and without limiting Lessor in the exercise of any other right or remedy at law or in equity, Lessor may elect any of the following remedies:

         (a) Continuation of Lease. Notwithstanding Lessee's breach of the Lease
             ---------------------
and abandonment of the Premises, Lessor may continue the Lease in full force and effect and enforce all of the Lessor's rights and remedies under the Lease, as provided by California Civil Code section 1951.4, including the right to recover rent as it becomes due, so long as Lessor does not terminate Lessee's right to possession. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession. At any time subsequent to vacation or abandonment of the Premises by Lessee, Lessor may give notice of termination and shall thereafter have all of the rights set forth in Section 17.2 (b) below. -

         (b) Termination. So long as the default continues, Lessor shall have
             -----------
the right to terminate this Lease by written notice to Lessee setting forth: (i) the default; (ii) the requirements to cure it; and (iii) a demand for possession, which shall be effective upon the later of three (3) days after such notice is given or the expiration of the times specified in Section 17.1 hereinabove.

         (c) Possession. Following termination of the Lease under Section
             ----------
17.2(b) and without prejudice to any other remedies Lessor may have by reason of Lessee's default or of such termination, Lessor may then or at anytime thereafter: (i) peaceably re-enter the Premises, or any part thereof, upon voluntary surrender by Lessee or expel or remove Lessee therefrom and any other persons occupying them, using such legal proceedings as are then available; (ii) repossess and enjoy the Premises; or relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom, store such personal property at Lessee's expense and sell such property and apply the proceeds therefrom pursuant to applicable California law, all as attorney-in-fact for Lessee.

         (d) Recovery. Following termination under Section 17.2(b) above, Lessor
             --------
shall have all the rights and remedies to recover from Lessee damages as provided by California Civil Code section 1951.2 (or any successor law) including without limitation: (i) the worth at the time of the award of the unpaid Rent and other amounts which had been earned at the time of termination;
(ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such Rent loss that Lessee proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss Lessee proves could be reasonably avoided;
(iv) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The "worth at the time of the award" of the amounts referred to in (i) and (ii) are computed by allowing interest at the Interest Rate applicable to the time of award. The "worth at the time of the award" of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         (e) Receivership. Upon application by Lessor, Lessor may have a
             ------------
receiver appointed for Lessee to take possession of the Premises and to apply all rental collected from the

Premises and to exercise all other rights and remedies granted to Lessor as attorney-in-fact for Lessee pursuant to Section 17.2(c) above.

         (f) Additional Remedies. In addition to the foregoing remedies, so long
             -------------------
as this Lease is not terminated, Lessor shall have the right to remedy any default of Lessee, to maintain or improve the Premises without terminating the Lease, to incur expenses on behalf of Lessee in seeking a new subtenant or to cause a receiver to be appointed to administer the Premises and new or existing subleases, and to add to the Rent payable hereunder all of Lessor's reasonable costs in doing so, with interest at the maximum rate set by statute. Lessor may pursue any and all other remedies available to Lessor at law or in equity, by statute or otherwise.

         (g) Other Breaches. If Lessee causes or threatens a breach of any of
             --------------
the covenants, agreements, terms or conditions contained in this Lease, Lessor shall be entitled to retain all sums held by Lessor for Lessee's account or in any account provided for herein to enjoin such breach or threatened breach, and to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

         (h) Cumulative. Each right and remedy of Lessor provided for in this
             ----------
Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by Lessor of any one or more of the rights or remedies provided for in this Lease, now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

         (i) No Waiver. Notwithstanding anything to the contrary contained
             ---------
herein, no failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. Efforts by Lessor to mitigate the damages caused by Lessee's breach of this Lease shall not be construed to be a waiver of Lessor's right to recover damages under this Article 17. Nothing in this Article 17 affects the right of Lessor to be indemnified and/or held harmless by Lessee in accordance with the provisions of this Lease for liability arising prior to the termination of this Lease.

                                   ARTICLE 18

                                    GRAPHICS

     18.1 General. Lessor shall provide identification of Lessee's name and
          -------
suite numerals at the main entrance door to the Premises. All graphics of Lessee visible in or from public corridors or the exterior of the Premises or Project shall be subject to Lessor's prior written approval and consistent with the graphic standards established for the Project by Lessor. Upon the expiration or earlier termination of this Lease, Lessee shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage caused by such removal.

     18.2 Building Directory. At Lessor's cost, Lessee shall be entitled to its
          ------------------
proportionate share of lines on the office building directory to display Lessee's name and location in the Project.

     18.3 Prohibited Signage and Other Items. Any signs, notices, logos,
          ----------------------------------
pictures, names or advertisements which are installed and that have not been individually approved by Lessor may be removed without notice by Lessor at the sole expense of Lessee. Lessee may not install any signs on the exterior or roof of the Building or the common areas of the Project. Any signs, window coverings, or blinds (even if the same are located behind the Lessor approved window coverings for the Building), or other items visible from the exterior of the Premises are subject to the prior approval of Lessor, in its sole discretion.

                                   ARTICLE 19

               LESSOR'S RIGHT TO CURE DEFAULT; PAYMENTS BY LESSEE

     19.1 Lessor's Cure. All covenants and agreements to be kept or performed by
          -------------
Lessee under this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any reduction of Rent. If Lessee shall fail to perform any of its obligations under this Lease, Lessor may, but shall not be obligated to, make any such payment or perform any such act on Lessee's part without waiving its right based upon any default of Lessee and without releasing Lessee from any obligations hereunder.

     19.2 Lessee's Reimbursement. Except as may be specifically provided to the
          ----------------------
contrary in this Lease, Lessee shall, within fifteen (15) days after delivery by Lessor to Lessee of statements therefor, pay to Lessor the following, as Additional Rent, together with interest at the Interest Rate: (i) sums equal to expenditures reasonably made and obligations incurred by Lessor in connection with the remedying by Lessor of Lessee's defaults pursuant to the provisions of
Section 19.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 9 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Lessor in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Lessor under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Lessee's obligations under this
Section 19.2 shall survive the expiration or sooner termination of the Lease
Term.

                                   ARTICLE 20

                            MISCELLANEOUS PROVISIONS

     20.1 Terms. The necessary grammatical changes required to make the
          -----
provisions hereof apply either to corporations, partnerships or other entities or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

     20.2 Binding Effect. Each of the provisions of this Lease shall extend to
          --------------
and shall, as the case may require, bind or inure to the benefit not only of Lessor and of Lessee, but also of their respective successors or assigns; provided this clause shall not permit any assignment by Lessee contrary to the provisions of Article 13 of this Lease.

     20.3 Easements. Lessor reserves the right to: (i) alter the boundaries of
          ---------
the Lot, and (ii) grant easements on the Lot and dedicate for public use portions thereof without Lessee's consent; provided, however, that no such grant or dedication shall materially interfere with Lessee's use of the Premises.

     20.4 No Light, Air or View Easement. Any diminution or shutting off of
          ------------------------------
light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Project or any temporary darkening of the windows of the Premises or obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project shall in no way affect this Lease or impose any liability on Lessor or reduce or diminish Lessee's obligations under this Lease.

     20.5 Authorization. If Lessee executes this Lease as a corporation, limited
          -------------
liability company or partnership, then Lessee and the persons executing this Lease on behalf of Lessee represent and warrant that Lessee is duly qualified to do business in California and that the individuals executing this Lease on Lessee's behalf are duly authorized to execute and deliver this Lease on its behalf, which in the case of a corporation shall be in accordance with a duly adopted resolution of the board of directors of Lessee, a copy of which is to be delivered to Lessor on execution hereof, which in the case of a limited liability company, shall be in accordance with Lessee's operating agreement and amendments thereto, if any, copies of which are to be delivered to Lessor with the execution hereof, and which in the case of a partnership, shall be in accordance with Lessee's partnership agreement and amendments thereto, if any, copies of which are to be delivered to Lessor with the execution hereof.

     20.6 Accord and Satisfaction. No payment by Lessee or receipt by Lessor of
          -----------------------
a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

     20.7 Peaceful Enjoyment. Subject to the other terms hereof, Lessee shall
          ------------------
and may peacefully have, hold and enjoy the Premises, provided that Lessee pays the Rent and other sums herein to be paid by Lessee and performs all of Lessee's covenants and agreements contained herein. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors only with respect to breaches occurring when Lessor has an ownership interest in the Project, and shall be binding on Lessor's successors only with respect to breaches occurring when such successors have an ownership interest in the Project.

     20.8 Limitation of Lessor's Liability. The obligations of Lessor under this
          --------------------------------
Lease shall not constitute personal obligations of the partners, directors, members, officers or shareholders of Lessor, and Lessee shall look solely to the real estate that is the subject of this Lease and to no other assets of Lessor for satisfaction of any liability in respect of this Lease and shall not seek recourse against the partners, directors, members, officers or shareholders of Lessor or any of their personal assets for such satisfaction.

     20.9 Time, Calendar Year: Calendar Days. Time is of the essence in the
          -----------------------------------
performance of all obligations under this Lease. As used in this Lease, the term "calendar year" shall mean January 1 through December 31. Except as otherwise expressly provided herein, all references to days in this Lease shall mean calendar days, not working or business days; provided, however, that if a certain date falls on a weekend or holiday, the next business day shall be substituted for the applicable date.

     20.10 Severability. If any term or provision of this Lease, or the
           ------------
application thereof to any person or circumstance, the deletion of which shall not adversely affect the receipt of any material benefit of Lessor or Lessee, shall be invalid, void or unenforceable to any extent, the remainder of this Lease, and the application of such terms or provisions to other persons or circumstances, shall not be affected, impaired or invalidated thereby and shall be enforced to the greatest extent permitted by law.

     20.11 Applicable Law. This Lease, and the rights and obligations of the
           --------------
parties hereto, shall be construed and enforced in accordance with the laws of the State of California.

     20.12 Submission of Lease. The submission of this document for examination
           -------------------
and negotiation neither constitutes an offer to lease, nor a reservation of, nor option for leasing the Premises. This document shall become effective and binding only upon execution and delivery by Lessor. No act or omission of any employee or agent of Lessor or of Lessor's broker or managing agent shall alter, change or modify any of the provisions hereof.

     20.13 Rules and Regulations. At all times during the Lease Term, Lessee
           ---------------------
shall comply with rules and regulations (and such amendments as Lessor may reasonably adopt) for the Project as set forth in Exhibit E attached hereto and by this reference made a part hereof ("Rules and Regulations").

     20.14 No Nuisance. Lessee shall conduct its business and control its
           -----------
agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Lessor in its operation of the Building.

     20.15 Broker. Lessee warrants that it has had no dealings with any real
           ------
estate broker or agent other than the brokers set forth in Article 12 of the Summary ("Brokers") in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent other than Brokers, who may be entitled to any commission or finder's fee in connection with this Lease. Lessee hereby indemnifies, defends, protects and holds Lessor harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses with respect to any leasing commission or equivalent compensation alleged to be owing on account of Lessee's dealings with any real estate broker or agent other than Brokers. Upon and subject to the terms and conditions of a separate written agreement between Lessor and Lessee's Agent, as identified in
Article 12 of the Summary, Lessee's Agent shall be paid a leasing commission; however, no commission shall be payable with respect to any storage space.

     20.16 Modification for Lender. If, in connection with obtaining
           -----------------------
construction, interim or permanent financing for the Project, the lender or any ground lessor shall request reasonable modifications in this Lease as a condition to such financing, Lessee will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Lessee hereunder or materially adversely affect the leasehold interest hereby created or Lessee's rights hereunder.

     20.17 Recording. Neither Lessor nor Lessee shall record this Lease nor a
           ---------
short form memorandum thereof.

     20.18 No Merger. The voluntary or other surrender of this Lease by Lessee,
           ---------
or a mutual cancellation thereof, shall not work a merger, and at the option of Lessor shall terminate all or any existing assignments, subleases or subtenancies, or at the option of Lessor may operate as an assignment to it of any or all such assignments, subleases or subtenancies.

     20.19 Amendment. Except as otherwise provided herein, no subsequent
           ---------
alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless in writing and executed by Lessor and Lessee.

     20.20 Financial Statements. At any time during the Lease Term, Lessee shall
           --------------------
upon ten (10) days prior written notice from Lessor provide Lessor with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles.

     20.21 Relocation. At any time after Lessee's execution of this Lease, but
           ----------
not later than sixty (60) days prior to Lessee's scheduled occupancy, Lessor shall have the right, upon providing Lessee ten (10) days' written notice, to provide Lessee, if Lessee occupies less than a full floor, with reasonably similar space elsewhere in the Building of approximately the same size as the Premises and to move Lessee to said space. In the event Lessor moves Lessee to such new space, then this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that a revised floor plan shall become part of this Lease and shall reflect the location of the new space. If Lessee refuses to permit Lessor to move Lessee to such new space at the end of such ten (10) day period, Lessor shall have the right to terminate this Lease by written notice given to Lessee within five (5) days following the end of the ten (10) day period, which termination shall be effective forty-five (45) days after the date of the original notice of relocation by Lessor. If the Lessee occupies less than a full floor, then at any time after Lessee's occupancy of the Premises, the Lessor, at Lessor's sole cost and expense, including the cost to move Lessee's equipment, furniture and other personal property to the new premises, reserves the right to relocate any partial floor occupancy of Lessee to a different location within the Building; provided, however that such tenant space shall be of comparable size, quality and layout as the Premises, and shall not cost Lessee any more rent than is payable for the initial Premises.

     20.22 Entry. After reasonable notice (except in emergencies where no such
           -----
notice shall be required), Lessor, its agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or be permitted or required under this Lease, to make repairs to or alterations of the Project or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law, to prevent perfection of liens against Lessor interest in the project or to exhibit the Premises to prospective tenants, purchasers, encumbrances or others, or for any other purpose as Lessor may deem necessary or desirable; provided, however, that Lessor shall not unreasonably interfere with Lessee business operations. Lessee shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry.

     20.23 Financing. Lessee shall not execute any document purporting to affect
           ---------
the Premises or any other property of which the Premises are a part, including, without limitation, any financing statement, without prior written consent of Lessor.

     20.24 Hazardous Substances: Indemnification.
           -------------------------------------

           (a) Except for general office and photocopying production supplies typically used in an office or photocopying production area in the ordinary course of business, such as copier toner, liquid paper, glue, ink, and cleaning solvents, for use in the manner for which they were designed, in such amounts as may be normal for the office business operations conducted by Lessee in the Premises, neither Lessee nor its agents, employees, contractors, licensees, sublessees, assignees, concessionaires or invitees shall use, handle, store or dispose of any Hazardous Substances in, on, under or about the Premises or the Project. Except for Hazardous Substances customarily used in connection with general office uses, Lessee shall not cause or permit any Hazardous Substance to be used, stored, generated or disposed of on or in the Project or the Premises by Lessee, Lessee's agents, employees, contractors, or invitees. If any Hazardous Substances are used, stored, generated, or disposed of on or in the Premises including those customarily used in connection with general office uses, or if the Premises become affected by any release or discharge of a Hazardous Substance, Lessee shall indemnify, defend and hold harmless Lessor from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation,' a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant, and expert fees) arising during or after the term of this Lease and arising as a result of such contamination, release or discharge. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any clean-up, remediation, removal, or restoration mandated by federal, state or local agency or political subdivision. Without limitation of the foregoing, if Lessee causes or permits the presence of any Hazardous Substance on the Premises and the same results in any contamination, release or discharge, Lessee shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the conditions existing prior to the presence of any such Hazardous Substance on the Premises. Lessee shall first obtain Lessor's approval for any such remedial action. Furthermore, Lessee shall immediately notify Lessor of any inquiry, test, investigation or enforcement proceeding by or against Lessee or the Project concerning the presence of any Hazardous Substance. Lessee acknowledges that Lessor, at Lessor's election, shall have the sole right, at Lessee's expense, to negotiate, defend, approve and appeal any action taken or order issued by any governmental authority with regard to any Hazardous Substance contamination for which Lessee is obligated hereunder.

           (b) As used herein, "Hazardous Substance" means asbestos, any petroleum fuel, polychorobiphenyls ("PCBs") and any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government, including, but not limited to, any material or substance defined as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "hazardous material" or "toxic pollutant" under the California Health and Safety Code and/or under the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. section 9601, et. seq.

     20.25 No Warranty. In executing and delivering this Lease, Lessee has not
           -----------
relied on any representation including, but not limited to, any representation whatsoever as to the amount of any item comprising Rent or the amount of Rent in the aggregate or that Lessor is furnishing the same services to other Lessees, at all, on the same level or on the same basis or any warranty or any statement of Lessor which is not set forth herein or in one or more of the exhibits attached hereto.

     20.26 Entire Agreement. It is understood and acknowledged that there are
           ----------------
no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Lessor to Lessee with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Lessor and Lessee in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

     20.27 Force Majeure. Any prevention, delay or stoppage due to strikes,
           -------------
lockouts, labor disputes, acts of God, inability to obtain services, labor or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Lessee pursuant to this Lease (collectively, "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by Force Majeure.

     20.28 Waiver of Redemption. Lessee hereby waives for Lessee and for all
           --------------------
those claiming under Lessee all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Lessee's right of occupancy of the Premises after any termination of this Lease.

     20.29 Joint and Several. If there is more than one Lessee, the obligations
           -----------------
imposed upon Lessee under this Lease shall be joint and several.

     20.30 Notices. All notices, demands, statements, approvals or
           -------
communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Lessee at the appropriate address set forth in
Section 5 of the Summary, or to such other place as Lessee may from time to time designate in a Notice to Lessor; or (ii) to Lessor at the addresses set forth in
Section 3 of the Summary, or to such other firm or to other place as Lessor may from time to time designate in a Notice to Lessee. Any Notice will be deemed given on the date it is mailed as provided in this Section 20.30 or upon the date personal delivery is made or attempted to be made. If Lessee is notified of the identity and address of Lessor's mortgagee or ground or underlying lessor, Lessee shall give to such mortgagee or ground or underlying lessor written notice of any default by Lessor under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Lessee's exercising any remedy available to Lessee.

     20.31 Attorneys' Fees. If either party commences litigation against the
           ---------------
other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and actual professional fees such as appraisers and accountants and reasonable attorneys' fees as may have been incurred, including any and all costs and fees incurred in enforcing, perfecting and executing such judgment.

     20.32 Independent Covenants. This Lease shall be construed as though the
           ---------------------
covenants herein between Lessor and Lessee are independent and not dependent and Lessee hereby expressly waives the benefit of any statute to the contrary and agrees that if Lessor fails to perform its obligations set forth herein, Lessee shall not be entitled to make any repairs or perform any acts hereunder at Lessor's expense or to any set-off of the Rent or other amounts owing hereunder against Lessor; provided, however, that the foregoing shall in no way impair the right of Lessee to commence a separate action against Lessor for any violation by Lessor of the provisions hereof so long as notice is first given to Lessor and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Lessee has theretofore been notified, and an opportunity is granted to Lessor and such holder to correct such violations as provided above.

     20.33 Project Name and Signage. Lessor shall have the right at any time to
           ------------------------
change the name of the Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Project as Lessor may, in Lessor's sole discretion, desire.

     20.34 Transportation Management. Lessee shall fully comply with all present
           -------------------------
or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Lessee shall take responsible action for the transportation, planning and management of all employees located at the Premises by working directly with Lessor, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Lessee, (ii) increased vehicle occupancy; (iii) implementation of an in-house ride-sharing program and an employee transportation coordinator; (iv) working with employees and any Project or area-wide ride-sharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to ride-share; and (vi) utilizing flexible work shifts for employees.

     20.35 No Discrimination. Lessee covenants by and for itself, its heirs,
           -----------------
executors, administrators and assigns, and all persons claiming under or through Lessee, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use or employment of the Premises, nor shall Lessee itself, or any person claiming under or through Lessee, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees,subtenants or vendees in the Premises.

     20.36 Termination of Prior Lease. The parties acknowledge that the
           --------------------------
effectiveness of this Lease is conditioned upon the execution and delivery by the existing tenant of the Premises of a lease termination agreement in form and substance satisfactory to Lessor. Either party shall have the right to terminate this Lease, by giving written notice thereof to the other party, should this condition not be satisfied by April 30, 1999.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed the day and date first above written.


"LESSOR":

BPG SANSOME, L.L.C.,
a Delaware limited liability company

By:  BPG PARTNERS, LLC,
     Managing Member

     By:  /s/ Richard J. Johnson
          ----------------------
          RICHARD J. JOHNSON
          Manager

"LESSEE":

PLUMTREE SOFTWARE,
a California corporation

By:  /s/ John Kunze
     --------------
Its:     CEO
     --------------

                                   Exhibit A

                        [GRAPHICAL INFORMATION OMITTED]






                                                                     FIRST FLOOR

                                                                       REFERENCE
                                                                           NORTH

                                   Exhibit A

                        [GRAPHICAL INFORMATION OMITTED]










                                                                       MEZZANINE


                                                                       REFERENCE
                                                                           NORTH

                                    EXHIBIT B

                               500 SANSOME STREET

                                LEGAL DESCRIPTION
                                -----------------

All the certain real property located in the City and County of San Francisco, State of California, described as follows:

APN 5734-013-022


BEGINNING at the point of intersection of the northerly line of Clay Street and the easterly line of Sansome Street; running thence easterly along said northerly line of Clay Street 137 feet and 6 inches; thence northerly parallel with said easterly line of Sansome Street 122 feet to the southerly line of Merchant Street; thence westerly along said southerly line of Merchant Street 137 feet and 6 inches to the easterly line of Sansome Street; thence southerly along said easterly line of Sansome Street 122 feet to the point of beginning.

BEING a portion of 50 Vara Block No. 35.





                               Exhibit B - Page 1

                                    EXHIBIT C

                               500 SANSOME STREET

                                   WORK LETTER
                                   -----------

This Work Letter shall set forth the terms and conditions relating to the construction of the Lessee improvements in the Premises. Al] capitalized terms used but not defined herein shall have the meanings given such terms in this Lease. All references in this Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 20 of this Lease to and of which this Work Letter forms a part.

A.   LESSOR'S OBLIGATIONS: The Premises are being delivered to Lessee in an "as
     --------------------
is" condition, and Lessor shall have no obligation to install or provide any improvements in or to the Premises, except Lessor shall:

     1.   Touch up the paint on the interior walls of the Premises; and

     2.   Clean the existing carpeting in the Premises.

B.   LESSEE'S OBLIGATIONS
     --------------------

     1. All other improvements which are to be constructed within the Premises, if any, that are in addition to the foregoing-described Lessor's improvements ("Lessee's Work") will be provided by Lessee at Lessee's sole cost and expense and in compliance with the provisions of this Work Letter and Article 7 of the Lease. Lessee is required to submit plans for all of Lessee's Work with copies of all permits as may be required for Lessee's construction from the applicable governmental authorities within 14 days of the execution of this Lease and receive approval from Lessor prior to the commencement of such work.

     2. Lessee shall reimburse Lessor for all fees levied by appropriate governmental jurisdictions which are related to Lessee's Work and/or use of the Premises. Lessee agrees to reimburse Lessor for all architectural/engineering fees in connection with the preparation and/or review of working drawings for Lessee's Work.

     3. Lessee agrees that all work performed by him or his contractor or agent shall be of a good and workmanlike quality, and performed in a diligent manner so as not to create nuisance to the other tenants of the Building. All debris created by Lessee's Work must be removed from site in an approved manner at Lessee's sole cost.

     4. Lessee further warrants that its contractors shall in no way delay or cause delay or nuisance to any other contractor working at the Building. Lessee agrees to hold Lessor harmless for the cost of any time lost by any other contractor due to the actions or failure to act of Lessee's contractors.

     5. In the event Lessee elects to use a contractor other than Lessor's contractor, prior to construction Lessee is to provide Lessor with a copy of an agreement between


                               Exhibit C - Page 1

Lessee and a bonded disbursement company, a performance bond or other method which will guarantee the payment of construction funds and final lien-free completion of any and all work performed by Lessee within the Premises.
Method of guarantee shall be approved by Lessor. All fees for this service are to be paid by Lessee.






                         Exhibit C - Page 2

                                    EXHIBIT D
                               500 SANSOME STREET
                           NOTICE OF LEASE TERM DATES
                           --------------------------


Re: Office Lease dated April 7, 1999 between BPG Sansome, L.L.C., Lessor, and Plumtree Software, Lessee, concerning Suite 100, located at 500 Sansome Street, San Francisco, California 94111.


In accordance with the subject Lease, this Notice will confirm the following:

1. The Premises have been accepted by Lessee as being substantially complete in accordance with the Lease and there is no deficiency in construction.

2. Lessee has possession of the Premises and acknowledges that under the provisions of the Lease, the term of said Lease commenced as of __________, 1999 for a term of 36 months ending on _______________, 2002.

3. In accordance with the Lease, Rent commenced to accrue on _____________, 1999.

4. If the commencement date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month. Rent checks should be made payable to BPG Sansome, L.L.C. and delivered to:

                             BPG Sansome, L.L.C.
                             P. 0. Box 8743
                             Los Angeles, CA 90088-8743

6.   The number of rentable square feet in the Premises is approximately 15,668.

7.   Lessee's Percentage Share is 11.03%.




                               Exhibit D - Page 1

Lessor:

BPG Sansome, L.L.C.,
a Delaware limited liability company
100 First Street, Suite 2200
San Francisco, California 94105


BPG SANSOME, L.L.C.,
a Delaware limited liability company

By:  BPG PARTNERS, LLC,
     Managing Member

     By:   __________________
           RICHARD J. JOHNSON
           Manager


Date: ______________________________

Lessee:

PLUMTREE SOFTWARE,
a California corporation


By:  _______________________________

Its: _______________________________




                              Exhibit D - Page 2

                                    EXHIBIT E

                               500 SANSOME STREET

                             RULES AND REGULATIONS
                             ---------------------


     Lessee shall faithfully observe and comply with the following Rules and Regulations. Lessor shall not be responsible to Lessee for the non-performance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

     1. Lessee shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Lessor's prior written consent. Lessee shall bear the cost of any lock changes or repairs required by Lessee. Two keys will be furnished by Lessor for the Premises, and any additional keys required by Lessee must be obtained from Lessor at a reasonable cost to be established by Lessor.

     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold-backs have been installed.

     3. Lessor reserves the right to close and keep locked all entrance and exit doors of the office building during such hours as are customary for comparable buildings in the vicinity of the Project. Lessee, its employees and agents must be sure that the doors to the office building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Project. Any Lessee, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the security register when so doing. Access to the Project may be refused unless the person seeking access has proper identification or has made a previous arrangement with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Lessor reserves the right to prevent access to the Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

     4. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project. Safes and other heavy objects shall, if considered necessary by Lessor, stand on supports of such thickness as is necessary to properly distribute the weight. Lessor shall not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Lessee and any expense of said damage or injury shall be borne by Lessee.

     5. Except for reasonable delivery of copying materials and supplies for which Lessee shall have reasonable access without notification to Lessor to the freight elevator (provided that access to the freight elevator needs to accommodate other tenants' needs and will be managed by the property manager), no furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Lessor, and in such manner, in such specific elevator, and between such hours as shall be designated by Lessor. Lessee shall provide Lessor with not less than 24 hours' prior notice of the need to utilize an elevator for any such purpose, so as to provide Lessor with a


                              Exhibit E - Page 1
reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. In no event shall Lessee's use of the elevators for any such purpose be permitted during the hours of 7:00 a.m. - 9:00 a.m., 11:30 a.m. - 1:30 p.m. and 4:30 p.m. - 6:30 p.m.

     6. Lessor shall have the right to control and operate the public portions of the Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Project.


     7. The requirements of Lessee will be attended to only upon application at the Office of the Project or at such office location designated by Lessor. Lessee shall not request employees of Lessor to perform any work or do anything outside of their regular duties unless Lessee has received special instructions from Lessor.

     8. Lessee shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Lessor or Lessor's agents to prevent same.

     9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or agents, shall have caused it.

     10. Lessee shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Lessor's consent first had and obtained, which consent shall not be unreasonably withheld; provided, however, that Lessee may, without Lessor's prior consent, place pictures and normal wall hangings on the Premises so long as Lessee repairs any damage resulting therefrom and Lessee restores the Premises to its condition prior to the placement of such items.

     11. Except for vending machines rented for the sole use of Lessee's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines, shall be installed, maintained or operated upon the Premises without the written consent of Lessor.

     12. Lessee shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or hazardous material.

     13. Lessee shall not use any method of heating or air conditioning other than that which may be supplied by Lessor, without the prior written consent of Lessor.

     14. Lessee shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

     15. Lessee shall not bring into or keep within the Project or the Premises any animals, birds, bicycles or other vehicles.


                               Exhibit E - Page 2

     16. No cooking shall be done or permitted by any Lessee on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable' to Lessor and other tenants.

     17. Lessor will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Lessor. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor.

     18. Lessor reserves the right to exclude or expel from the Project any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     19. Lessee, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.


     20. Lessee shall not waste electricity, water or air conditioning and agrees to cooperate fully with Lessor to ensure the most effective operation of the Project's heating and air conditioning system, and shall refrain from attempting to adjust any controls. This includes the closing of exterior blinds, disallowing the sun rays to shine directly into areas adjacent to exterior windows.

     21. Lessee shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Francisco without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Lessor shall designate.

     22. Lessee shall comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

     23. Lessee shall assume any and all responsibility for protecting the Premises from robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed when the Premises are not occupied.

     24. Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Lessor from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.

     25. No awnings or other projection shall be attached to the outside walls of the Project without the prior written consent of Lessor. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Lessor. All electrical ceiling fixtures hung in offices or spaces along


                               Exhibit E - Page 3
the perimeter of the Project must be fluorescent and/or of a quality, tape, design and bulb color approved by Lessor.

     26. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Lessee, nor shall any bottles, parcels or other articles be placed on the window sills.

     27. The washing and/or detailing of, or the installation of windshields, radios, telephones in or general work on automobiles shall not be allowed in the Project.

     28. Food vendors shall be allowed in the Building upon receipt of a written request from the Lessee. Food vendor shall service only those tenants which have a written request on file in the Building Management Office. Under no circumstance shall the food vendor display their products in the public or common area of the Building, including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate, permanent withdrawal of the vendor from the Project.

     29. Lessees must comply with requests made by the Lessor relative to informing Lessee's employees of any items of importance affecting them as so deemed by the Lessor.

     30. Lessee shall comply with the non-smoking ordinance adopted by local governmental authority.

     31. Lessee shall not leave windows open when it rains, and shall be liable to Lessor and other Lessees for any damages to the Building or property of other Lessees resulting from rain coming into the Building through open windows. Lessee shall see that the windows and doors of said demised Premises are closed and securely locked before leaving the Building. In addition to the waiver of any of the Lessor liability in Paragraph 9. It is further specifically provided that Lessor is not liable for any damage resulting to Lessee property as the result of windows being left open.

     32. All deliveries to Lessee shall be made at and through the delivery entrance and nowhere else and Lessee shall advise all parties intending to make deliveries to Lessee of this Rule.

     33. Lessor shall not be responsible to Lessee or to any other person for the nonobservance or violation of these rules and regulations by any other Lessee or other person. Lessee shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy. Lessor shall use commercially reasonable efforts to cause observance of these rules and regulations by all Lessees of the Building.

     34. Lessor shall provide Lessee with a proportionate number of directory strips on the Directory Board in the Building. Building standard signage on the entrance door to the Premises will be provided as part of the Lessee improvements covered by the Work Letter.


                               Exhibit E - Page 4

                                    EXHIBIT F

                              500 SANSOME STREET

                     FORM OF LESSEE'S ESTOPPEL CERTIFICATE
                     -------------------------------------


The undersigned as Lessee under that certain Office Lease made and entered into as of April 7, 1999 and between BPG Sansome, L.L.C., a Delaware limited liability company, and the undersigned as Lessee for Premises on the first floor of the Office Building located at 500 Sansome, San Francisco, California 94111, certifies as follows:

     1. Attached hereto as Exhibit A is a true and correct copy of the referenced Lease and all amendments and modifications thereto (the Lease as so amended is herein referred to as the "Lease"). The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

     2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
________________.

     3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

     4. Lessee has not transferred, assigned or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto, except as follows:

     5. Lessee shall not modify the Lease document or prepay any amounts owing under the Lease to Lessor in excess of thirty (30) days without the prior written consent of Lessor's mortgagee.

     6. Base Rent became payable on _________________________.

     7. The Lease Term expires on ___________________________.

     8. All conditions of the Lease to be performed by Lessor necessary to the enforceability of the Lease have been satisfied and Lessor is not in default thereunder.

     9. No rental has been paid in advance and no security has been deposited with Lessor except as provided in the Lease.

     10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Lessor.

     11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _______________. The current monthly installment of Base Rent is $__________________.

     12. The undersigned acknowledges that this Estoppel Certificate may be delivered to Lessor's mortgagee, prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if the same is done, said mortgagee, prospective mortgagee or prospective


                               Exhibit F - Page 1
purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.


     13. Each individual executing this Estoppel Certificate on behalf of Lessee hereby represents and warrants that Lessee is a duly formed and existing entity qualified to do business in California and that Lessee has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Lessee is authorized to do so.

     Executed at _____________ on the _____ day of ___________, 19___.


LESSEE:

PLUMTREE SOFTWARE,
a California corporation

By:  ________________________

Its: ________________________



                              Exhibit F - Page 2